Exhibit 1(f)

                          CRESTFUNDS, INC.
                      ARTICLES SUPPLEMENTARY


           CrestFunds, Inc., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

           FIRST: The Board of Directors of the Corporation by resolution adopted on May 8, 1997, adopted a resolution reclassifying shares of stock currently classified as set forth on Schedule A in the manner set forth on Schedule B by setting or changing before the issuance of such shares, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof as hereinafter set forth.

           SECOND:  The Corporation has authority to issue
20,000,000,000 shares of stock, par value $0.001 per share, aggregate par value $20,000,000.

           THIRD: The Corporation is registered as an open-end company under the Investment Company Act of 1940. The increase or decrease in the aggregate number of shares of stock of any class has been increased or decreased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

           FOURTH: All shares of the Corporation's stock, as so reclassified by the Board of Directors of the Corporation, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article FIFTH, Paragraph 3, of the charter of the Corporation and shall be subject to all provisions of the charter relating to stock of the Corporation generally.

           FIFTH: The shares of stock aforesaid have been duly reclassified by the Board of Directors pursuant to authority and power contained in the charter of the Corporation.

           SIXTH: The undersigned Chairman of the Board and President acknowledges these Articles Supplementary to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

           IN WITNESS WHEREOF, these Articles Supplementary are executed on behalf of the Corporation by its Chairman of the Board and President and attested by its Secretary this 8th day of May, 1997.

ATTEST:                         CRESTFUNDS, INC.

/s/ David M. Carter             By: /s/ Jesse F. Williams (SEAL)
Secretary                           Chairman of the Board and
                                    President

                            SCHEDULE A



                                        Investors      Investors
                       Trust Class       Class A        Class B

Cash Reserve Fund
  Common Stock        4,000,000,000    250,000,000    250,000,000


U.S. Treasury Money
  Fund Common Stock   3,750,000,000    250,000,000        --

Tax Free Money Fund
  Common Stock          900,000,000    100,000,000        --

Limited Term Bond
  Fund Common Stock
  (formerly known as
  "Short/Intermediate
  Bond Fund")         1,400,000,000    100,000,000        --

Intermediate Bond
  Fund Common Stock
  (formerly known as
  "Bond Fund Common
  Stock")             1,400,000,000    100,000,000        --

Government Bond Fund
  Common Stock          750,000,000    125,000,000    125,000,000

Maryland Municipal
  Bond Fund Common
  Stock (formerly
  known as "Bond
  Fund Common Stock")   900,000,000     50,000,000     50,000,000

Virginia Intermediate
  Municipal Bond Fund
  Common Stock
  (formerly known as
  "Virginia Municipal
  Bond Fund Common
  Stock")                750,000,000   250,000,000         --

Virginia Municipal Bond
  Fund Common Stock      750,000,000   125,000,000    250,000,000

Value Fund Common
  Stock                1,000,000,000   250,000,000    250,000,000

Capital Appreciation
  Fund Common Stock      750,000,000   250,000,000         --


Special Equity Fund
  Common Stock           750,000,000   125,000,000    125,000,000

                          SCHEDULE B


                                        Investors      Investors
                       Trust Class       Class A        Class B

Cash Reserve Fund
  Common Stock         4,000,000,000   250,000,000    250,000,000

U.S. Treasury Money
  Fund Common Stock    3,750,000,000   250,000,000         --

Tax Free Money Fund
  Common Stock           900,000,000   100,000,000         --

Limited Term Bond
  Fund Common Stock
  (formerly known as
  "Short/Intermediate
  Bond Fund")          1,000,000,000   100,000,000         --

Intermediate Bond
  Fund Common Stock
  (formerly known as
  "Bond Fund Common
  Stock")              1,000,000,000   100,000,000         --

Government Bond Fund
  Common Stock           750,000,000   125,000,000    125,000,000

Maryland Municipal
  Bond Fund Common
  Stock (formerly
  known as "Bond
  Fund Common Stock")    500,000,000    50,000,000     50,000,000

Virginia Intermediate
  Municipal Bond Fund
  Common Stock
  (formerly known as
  "Virginia Municipal
  Bond Fund Common
  Stock")                750,000,000   250,000,000         --

Virginia Municipal Bond
  Fund Common Stock      750,000,000   125,000,000    250,000,000

Value Fund Common
  Stock                1,000,000,000   250,000,000    250,000,000

Capital Appreciation
  Fund Common Stock      750,000,000   250,000,000         --

Special Equity Fund
  Common Stock           750,000,000   125,000,000    125,000,000

Maximum Growth
  Portfolio              400,000,000


Growth and Income
  Portfolio              400,000,000

Balanced Portfolio       400,000,000